UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 16, 2006

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously reported, on February 15, 2006, The PNC Financial Services Group, Inc. (“PNC”) announced that its majority-owned subsidiary, BlackRock, Inc. (“BlackRock”), and Merrill Lynch had entered into a definitive agreement pursuant to which Merrill Lynch will contribute its investment management business (“MLIM”) to BlackRock in exchange for newly issued BlackRock common and preferred stock. Upon the closing of this transaction, which is expected to occur around September 30, 2006, Merrill Lynch would own 65 million equity shares, or approximately 49%, of the combined company. At closing, PNC expects to continue to own approximately 44 million shares of BlackRock common stock, representing an ownership interest of approximately 34% of the larger company. PNC would deconsolidated BlackRock from its consolidated financial statements as required under generally accepted accounting principles and account for its investment in BlackRock under the equity method.

PNC is furnishing this Current Report on Form 8-K (“Report”) to present, for informational purposes only, historical financial information adjusted as if (1) the anticipated deconsolidation of BlackRock from PNC’s consolidated financial statements had occurred January 1, 2003, and (2) PNC’s investment in BlackRock had been accounted for under the equity method subsequent to that date. The adjusted historical financial information included in this Report does not reflect any pro forma adjustments related to the pending BlackRock/MLIM transaction.

BlackRock investment revenue included in this adjusted historical presentation represents the equivalent of the historically consolidated earnings of BlackRock, net of minority interest and certain costs related to PNC’s funding obligation for BlackRock’s 2002 long-term retention and incentive plan (“LTIP”). These LTIP costs historically have been reported in noninterest expense in the Consolidated Income Statement and in “Other” for business segment reporting purposes. Additional information about the LTIP is included in PNC’s Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

Schedules that disclose this adjusted historical financial information are included in this Report as Exhibit 99.1 and are furnished herewith for the following periods:

•	Three months ended June 30, 2006, March 31, 2006, December 31, 2005, September 30, 2005 and June 30, 2005, and

•	Years ended December 31, 2005, 2004 and 2003.

The information included in this Report does not in any way restate or revise PNC’s net income in any previously reported consolidated financial statements. Certain amounts in this Report have been reclassified to conform with the presentation reflected in PNC’s second quarter 2006 earnings press release materials included with the two PNC Current Reports on Form 8-K filed July 19, 2006 and in PNC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. Those reports include additional information regarding BlackRock balance sheet amounts and assets under management which would be deconsolidated by PNC.

PNC intends to provide additional information regarding the financial statement impact of the BlackRock/MLIM transaction after it becomes available.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)

Date: August 16, 2006	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	Historical financial information for the periods specified under Item 7.01 of this Report, as adjusted, for informational purposes only, as if (1) the anticipated deconsolidation of BlackRock from PNC’s consolidated financial statements had occurred January 1, 2003, and (2) PNC’s investment in BlackRock had been accounted for under the equity method subsequent to that date.	Furnished herewith